As filed with the U.S. Securities and Exchange Commission on October 31, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Quality Care Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	81-2898967 (I.R.S. Employer Identification No.)

7315 Wisconsin Ave. Suite 250-W Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Quality Care Properties, Inc.
2016 Performance Incentive Plan
(Full title of the plan)

Mark S. Ordan
Chief Executive Officer
Quality Care Properties, Inc.
7315 Wisconsin Ave., Suite 250-W, Bethesda, Maryland 20814
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (240) 223-4680

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	9,500,000	$16.08	$152,760,000	$17,704.89

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock, par value $0.01 per share (“Common Stock”) of Quality Care Properties, Inc. (the “Company”), that may be issuable as a result of a stock split, stock dividend or similar transactions under the Quality Care Properties, Inc. 2016 Performance Incentive Plan (the “Plan”). 9,500,000 shares of Common Stock are authorized to be issued under the Plan, which will become effective on the date of the distribution of the outstanding shares of Common Stock by HCP, Inc. to its shareholders.

(2)         Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, on the average of the high and low prices for the Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on October 26, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 9,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Quality Care Properties, Inc. (the “Company”) that may be issued and sold pursuant to the Quality Care Properties, Inc. 2016 Performance Incentive Plan.

PART I

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).

PART II

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

1.                                      The Company’s Registration Statement on Form 10 initially filed on June 17, 2016, as amended by Amendment No. 1 on August 9, 2016, Amendment No. 2 on September 1, 2016, Amendment No. 3 on October 4, 2016 and Amendment No. 4 on October 13, 2016 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.                                      The Company’s Current Reports on Form 8-K filed on October 14, 2016, October 18, 2016, October 20, 2016 and October 31, 2016; and

3.                                      The description of the Common Stock contained in the Company’s Information Statement filed as Exhibit 99.1 to the Registration Statement on Form 10 dated October 13, 2016, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active or deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The Company’s charter contains a provision that limits, to the maximum extent permitted by Maryland law, the liability of the Company’s directors and officers to the Company and its stockholders for money damages. This provision does not limit the Company’s right or that of its stockholders to obtain equitable relief, such as injunction or rescission.

The Company’s charter and bylaws obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before a final disposition of a proceeding to (1) any individual who is a present or former director or officer of the Company and who is made, or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or (2) any individual who, while one of the Company’s directors or officers and at the Company’s request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws authorizes the Company, with the approval of the board, to provide indemnification and advancement of expenses to the Company’s agents and employees.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may not indemnify a director or officer in a suit by the Company or in the Company’s right in which the director or officer was adjudged liable to the Company or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Company has entered into indemnification agreements with certain of the Company’s officers and directors. The indemnification agreements with the officers and directors generally offer substantially the same scope of coverage afforded by the Company’s charter and bylaws. In addition, as contracts, these indemnification agreements provide greater assurance to the Company’s officers and directors that indemnification will be available because they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights that they provide.

In respect to the Company’s obligations to provide indemnification to directors and officers for liability arising under the Securities Act, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing is only a general summary of certain aspects of Maryland law and the Company’s charter and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of Maryland law referenced above and the Company’s charter and bylaws.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.                                                EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on October 31, 2016.

QUALITY CARE PROPERTIES, INC.

By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark S. Ordan, Greg Neeb and C. Marc Richards, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 of the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Mark S. Ordan	Chief Executive Officer and Director
Mark S. Ordan	(Principal Executive Officer)	October 31, 2016

/s/ C. Marc Richards	Chief Financial Officer
C. Marc Richards	(Principal Financial Officer and Principal Accounting Officer)	October 31, 2016

/s/ Glenn G. Cohen	Director	October 31, 2016
Glenn G. Cohen

/s/ Jerry L. Doctrow	Director	October 31, 2016
Jerry L. Doctrow

/s/ Paul J. Klaassen	Director	October 31, 2016
Paul J. Klaassen

/s/ Philip R. Schimmel	Director	October 31, 2016
Philip R. Schimmel

/s/ M. Kathleen Smalley	Director	October 31, 2016
M. Kathleen Smalley

/s/ Donald C. Wood	Director	October 31, 2016
Donald C. Wood

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of Quality Care Properties, Inc.*
3.2	Articles Supplementary for Class A Preferred Stock of Quality Care Properties, Inc.*
3.3	Amended and Restated Bylaws of Quality Care Properties, Inc.*
4.1	Quality Care Properties, Inc. 2016 Performance Incentive Plan.*
5.1	Opinion of Ballard Spahr LLP.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).*

* Filed herewith.

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